Exhibit 99.1

Contacts:

Joshua A. Grass	Susan Ferris
Sr. Manager, Investor and Financial Relations	Manager, Corporate Communications
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6777	(415) 506-6701

For Immediate Release:

BioMarin Completes Ascent Pediatrics Transaction

Novato, CA, May 18, 2004 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) announced that it has completed the transaction, announced April 20, 2004, to obtain Ascent Pediatrics, a profitable pediatrics business that includes Orapred®, the top selling drug in its class for treatment of asthma in children, and the national field force that currently calls upon pediatricians throughout the United States.

BioMarin develops innovative biopharmaceutical products and commercializes therapeutics for serious pediatric diseases.

BioMarin’s press releases and other company information are available online at http://www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Orapred is a registered trademark of Ascent Pediatrics, Inc., a wholly owned subsidiary of Medicis Pharmaceutical Corporation.

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